COLUMBIA FUNDS VARIABLE SERIES TRUST II

AMENDMENT NO. 25 TO THE

AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Variable Series Trust II (the “Trust”), dated September 11, 2007, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to establish, change or abolish and rescind the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust;

WHEREAS, Section 8 of Article VIII of the Declaration of Trust authorizes the Trustees of the Trust to amend the Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees, provided notice of such amendment (other than certain ministerial or clerical amendments) is transmitted promptly to Shareholders of record at the close of business on the effective date of such amendment; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, do hereby certify that we have authorized the renaming of CTIVP - AQR International Core Equity Fund to Variable Portfolio - Partners International Core Equity Fund, CTIVP - William Blair International Leaders Fund to Variable Portfolio - Partners International Growth Fund and CTIVP - DFA International Value Fund to Variable Portfolio - Partners International Value Fund and the liquidation of Columbia Variable Portfolio - U.S. Equities Fund and Variable Portfolio - Columbia Wanger International Equities Fund, and have authorized the amendment to said Declaration of Trust as set forth below, effective October 9, 2020:

1. The Declaration of Trust is hereby amended by adding the following article at the end of the Declaration of Trust:

Article IX

Supplemental Governance Provisions

Notwithstanding any provision to the contrary in this Declaration of Trust or in the Bylaws,

(a)

Through December 31, 2021, unless this Declaration of Trust or applicable law requires a higher percentage vote, the affirmative vote of at least 66 2/3% of the Trustees then in office shall be required for appointment or removal of the chair or any co-chair of any committee of the Trustees;

(b)

Through December 1, 2022, unless this Declaration of Trust or applicable law requires a higher percentage vote, the affirmative vote of at least 66 2/3% of the Trustees then in office shall be required for:

(1)	Creation or elimination of any committee of the Trustees;

(2)	Adoption, rescission or any material modification of the charter of any committee of the Trustees; or

(3)	Appointment or removal of any member of any committee of the Trustees.

(c)

Provided that both Catherine James Paglia and Douglas A. Hacker are then Trustees, from January 1, 2021 through December 31, 2022, Catherine James Paglia and Douglas A. Hacker shall serve as the two co-chairs of the Trustees, provided that, (A) if at any time Hacker shall cease to serve as co-chair, his successor as co-chair shall be designated by vote of a majority of the Trustees then in office who were serving as trustees of Columbia Funds Variable Insurance Trust on August 1, 2020, and (B) if at any time Paglia shall cease to serve as co-chair, her successor as co-chair shall be designated by vote of a majority of the Trustees then in office who were serving as Trustees of Columbia Funds Series Trust on August 1, 2020; and

(d)

Unless this Declaration of Trust or applicable law requires a higher percentage, the provisions of this Article IX may be amended only by the affirmative vote of at least 66 2/3% of the Trustees then in office.

2. Section 1 of Article IV is hereby amended by replacing the text therein with the following:

The number of Trustees constituting the Board shall be as fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by at least 66 2/3% of the Trustees. Subject to any retirement policy adopted by the Trustees, each Trustee shall hold office until his or her successor is elected or the Trust terminates, except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon delivery or a later date specified therein; (b) any Trustee may be removed with or without cause at any time by a written instrument signed by at least 66 2/3% of the other Trustees, specifying the effective date of removal; and (c) if required by Section 16(c) of the 1940 Act, any Trustee may be removed at any meeting of the Shareholders by a vote of at least 66 2/3% of the outstanding Shares. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. Notwithstanding any provision to the contrary contained in this Declaration of Trust, this Section 1 may not be amended to reduce the percentage vote required to change the number of Trustees or to remove a Trustee without the approval of at least 66 2/3% of the Trustees.

3. Section 2 of Article V is hereby amended by replacing the third sentence thereof with the following:

A meeting of Shareholders may be held at any place (or virtually by telephonic or any electronic means) designated by the Trustees.

4. Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees as set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;

Columbia Variable Portfolio – Balanced Fund

Columbia Variable Portfolio – Commodity Strategy Fund

Columbia Variable Portfolio – Core Equity Fund

Columbia Variable Portfolio – Disciplined Core Fund

Columbia Variable Portfolio – Dividend Opportunity Fund

Columbia Variable Portfolio – Emerging Markets Bond Fund

Columbia Variable Portfolio – Emerging Markets Fund

Columbia Variable Portfolio – Global Strategic Income Fund

Columbia Variable Portfolio – Government Money Market Fund

Columbia Variable Portfolio – High Yield Bond Fund

Columbia Variable Portfolio – Income Opportunities Fund

Columbia Variable Portfolio – Intermediate Bond Fund

Columbia Variable Portfolio – Large Cap Growth Fund

Columbia Variable Portfolio – Large Cap Index Fund

Columbia Variable Portfolio – Limited Duration Credit Fund

Columbia Variable Portfolio – Mid Cap Growth Fund

Columbia Variable Portfolio – Overseas Core Fund

Columbia Variable Portfolio – Select Large Cap Equity Fund

Columbia Variable Portfolio – Select Large Cap Value Fund

Columbia Variable Portfolio – Select Mid Cap Value Fund

Columbia Variable Portfolio – Select Small Cap Value Fund

Columbia Variable Portfolio – Seligman Global Technology Fund

Columbia Variable Portfolio – U.S. Government Mortgage Fund

CTIVP – American Century Diversified Bond Fund

CTIVP – BlackRock Global Inflation-Protected Securities Fund

CTIVP – CenterSquare Real Estate Fund

CTIVP – Loomis Sayles Growth Fund

CTIVP – Los Angeles Capital Large Cap Growth Fund

CTIVP – MFS® Value Fund

CTIVP – Morgan Stanley Advantage Fund

CTIVP – T. Rowe Price Large Cap Value Fund

CTIVP – TCW Core Plus Bond Fund

CTIVP – Victory Sycamore Established Value Fund

CTIVP – Wells Fargo Short Duration Government Fund

CTIVP – Westfield Mid Cap Growth Fund

Variable Portfolio – Aggressive Portfolio

Variable Portfolio – Conservative Portfolio

Variable Portfolio – Managed Volatility Moderate Growth Fund

Variable Portfolio – Moderate Portfolio

Variable Portfolio – Moderately Aggressive Portfolio

Variable Portfolio – Moderately Conservative Portfolio

Variable Portfolio – Partners Core Bond Fund

Variable Portfolio – Partners Core Equity Fund

Variable Portfolio – Partners International Core Equity Fund

Variable Portfolio – Partners International Growth Fund

Variable Portfolio – Partners International Value Fund

Variable Portfolio – Partners Small Cap Growth Fund

Variable Portfolio – Partners Small Cap Value Fund

Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.

The rest of the Declaration of Trust remains unchanged.

The foregoing amendment is effective as of October 9, 2020.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 25 to the Declaration of Trust.

/s/ George S. Batejan	/s/
George S. Batejan	Catherine James Paglia

Date: October 20, 2020	Date:

/s/ Kathleen A. Blatz	/s/ Anthony M. Santomero
Kathleen A. Blatz	Anthony M. Santomero

Date: October 4, 2020	Date: October 3, 2020

/s/ Pamela G. Carlton	/s/ Minor M. Shaw
Pamela G. Carlton	Minor M. Shaw

Date: October 2, 2020	Date: October 5, 2020

/s/ Patricia M. Flynn	/s/ William F. Truscott
Patricia M. Flynn	William F. Truscott

Date: October 5, 2020	Date:

/s/ Brian J. Gallagher	/s/ Sandra Yeager
Brian J. Gallagher	Sandra Yeager

Date: October 4, 2020	Date: October 5, 2020

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109